As filed with the Securities and Exchange Commission on December 9, 2015

Registration No. 333-_______________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

                          MELA SCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	13-3986004
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

100 Lakeside Drive, Suite 100 Horsham, Pennsylvania	19044
(Address of principal executive offices)	(Zip code)

Amended and Restated 2013 Stock Incentive Plan
 (Full title of the plan)

Michael R. Stewart
President and Chief Executive Officer
MELA Sciences, Inc.
100 Lakeside Drive, Suite 100
 Horsham, Pennsylvania 19044
                                         (215) 618-3200
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copy to:

John W. Kauffman, Esq. Duane Morris LLP 30 South 17th Street Philadelphia, PA 19103 (215) 979-1227

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b--2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	(Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)(2)	Proposed maximum offering price per share(3)	Proposed maximum aggregate offering price(3)	Amount of registration fee(3)
Common Stock, $0.001 par value	9,750,000 shares	N/A	$11,310,000	$1,138.92

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional securities that may be offered or issued in connection with any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the outstanding number of shares of Common Stock.

(2)
Represents 9,750,000 additional shares of Common Stock authorized to be issued under the Registrant's Amended and Restated 2013 Stock Incentive Plan (the "2013 Plan").  The Registrant previously registered shares available for issuance under the 2013 Plan on registration statements on Form S-8 filed with the Securities and Exchange Commission on June 5, 2013 (Registration No. 333-189119).

(3)
Pursuant to Rule 457(h), the price of $1.16 per share based on the average of the high and low sale prices for the Registrant's Common Stock as reported on the Nasdaq Capital Market on December 4, 2015.

INTRODUCTORY NOTE
This Registration Statement relates solely to the registration of additional securities of the same class as other securities for which a registration statement on this form relating to an employee benefit plan is effective.  Pursuant to General Instruction E of Form S-8, this Registration Statement hereby incorporates by reference the contents of the registration statement on Form S-8 the Registrant filed on June 5, 2013 with respect to the Registrant's 2013 Stock Incentive Plan (Registration Nos. 333-189119.)

Item 8.                          Exhibits.
Exhibit No.	Description of Exhibit
5.1	Opinion of Duane Morris LLP
23.1	Consent of Independent Registered Public Accounting Firm
23.2	Consent of Duane Morris LLP (included in Exhibit 5.1)
24.1	Powers of Attorney (included in signature pages)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Horsham, Pennsylvania on December 9, 2015.

MELA SCIENCES, INC. By: /s/ Michael R. Stewart __________ Michael R. Stewart President and Chief Executive Officer

Know all men by these presents, that each person whose signature appears below constitutes and appoints Michael R. Stewart and Christina L. Allgeier, and each or either of them, as such person's true and lawful attorneys-in-fact and agents, with full power of substitution, for such person, and in such person's name, place and stead, in any and all capacities to sign any or all amendments or post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, the registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Michael R. Stewart Michael R. Stewart	President and Chief Executive Officer (principal executive officer)	December 9, 2015
/s/ Christina L. Allgeier Christina L. Allgeier	Chief Financial Officer and Treasurer (principal financial and accounting officer)	December 9, 2015
/s/ R. Rox Anderson R. Rox Anderson	Director	December 9, 2015
/s/ Jeffrey F. O'Donnell, Sr. Jeffrey F. O'Donnell, Sr.	Director	December 9, 2015
/s/ Samuel E. Navarro Samuel E. Navarro	Director	December 9, 2015
/s/ David K. Stone David K. Stone	Director	December 9, 2015
/s/ Kathryn Swintek Kathryn Swintek	Director	December 9, 2015
/s/ LuAnn Via LuAnn Via	Director	December 9, 2015

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
5.1	Opinion of Duane Morris LLP
23.1	Consent of Independent Registered Public Accounting Firm
23.2	Consent of Duane Morris LLP (included in Exhibit 5.1)
24.1	Powers of Attorney (included in signature pages)